北京御执律师事务所
BEIJING YUZHI LAW FIRM

Beijing Yuzhi Law Firm

Legal Opinion

February 9, 2026

To:Autozi Internet Technology (Global) Ltd. (the "**Company**")
Building A, Room 204, Intelligence Park, No. 26 Yongtaizhuang North Road, Haidian District,
Beijing, China, 100192.

Re: Legal Opinion on Certain PRC Tax Matters

Dear Sir/Madam,

We act as legal counsel of the PRC to the Company, a company incorporated under the laws of the Cayman Islands, in connection with the registration (the "**Registration**") of certain number of Resale Shares in accordance with (a) the Company's registration statement on FORM F-3, including all amendments or supplements thereto filed by the Company with the U.S. Securities and Exchange Commission (the "**Commission**") under the U.S. Securities Act of 1933, as amended; and (b) the Company's permitting the Selling Shareholders to offer the Resale Shares for resale from time to time.

We are qualified lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions (the "**Opinion**") on the PRC laws, regulations, rules, judicial interpretations and other legislations of the PRC effective as of the date hereof.

A. Definitions

In addition to the terms defined in the context of the Opinion, the following terms used in the Opinion shall have the meanings ascribed to them as follows:

(A) "**China**" or the "**PRC**" means the People's Republic of China, for the purpose of the opinion, not including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan region;

(B) "**PRC Laws**" means all applicable national, provincial and local laws, regulations, rules, notices, orders, decrees and judicial interpretations of the PRC currently in effect and publicly available on the date of this opinion.

B. Opinions

In so acting, we have examined the Registration Statement. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Prospectus insofar as they relate to matters of taxation are accurate in all material respects under the PRC laws.

C. Qualifications

(A) the Opinion only encompasses opinions on legal aspects and relates only to PRC Laws effective as of the date of the Opinion and we express no opinion as to any laws other than PRC Laws. There is no assurance or guarantee that any of such PRC Laws will not be changed, amended, replaced or revoked in the immediate future or in the longer term with or without retroactive effect;

(B) the Opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above;

(C) the Opinion is intended to be used in the context which is specially referred to herein and each section should be considered as a whole and no part should be extracted and referred to independently;

(D) the Opinion is given for use only by the Company but not for the use by any other person or for any other purposes. Without our prior written consent, the Opinion (including its drafts or supplements) shall not, in whole or in part, be copied, reproduced or disclosed to any other person in accordance with PRC Laws, except where the disclosure of the Opinion is required to be made by applicable laws or is required in order to establish a defense to any legal or regulatory proceedings or investigation, or is requested by any court, regulatory or governmental authority, in each case, (a) on a non-reliance basis and (b) with a prior written notice provided to us unless such prior written notice is not permissible under the applicable laws or otherwise not practicable;

(E) the Opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or

concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC;

(F) the Opinion is delivered solely for the purpose of and in connection with the Registration Statement submitted to the Commission and may not be used for any other purpose without our prior written consent; and

(G) we hereby consent to the use of the opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the use of our firm's name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

Beijing Yuzhi Law Firm

Beijing Yuzhi Law Firm